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                                                                    EXHIBIT 4.2


                              WARRANT TO PURCHASE
                                  COMMON STOCK

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. These securities have been acquired for the account of the holders and not with a view to distribution, and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for such securities under the Securities Act of 1933, as amended, or an opinion of counsel delivered to the Company that registration is not required under such Act.

                          PRECISION SYSTEMS, INC.,
                           A DELAWARE CORPORATION

                             WARRANT CERTIFICATE

                 Dated as of March __, 1997 (the "Issue Date")

                        Warrant to Purchase Common Stock


         Precision Systems, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received and pursuant to the terms and conditions of that certain subscription agreement dated March __, 1997 (the "Subscription Agreement") between the Company and _________________, a __________ __________ , or its permitted assigns (the "Holder") is the registered owner of a warrant to purchase common stock of the Company (the "Warrant"). The Warrant will entitle the Holder to purchase one hundred fifty thousand (150,000) shares, as adjusted from time to time as provided in Section 8 hereof, of the common stock, $.01 par value per share, of the Company (the "Common Stock"). Shares of Common Stock issuable upon exercise of the Warrant shall be referred to as Warrant Shares and each such share shall be a Warrant Share. The Warrant may be exercised during the period of time set forth in
Section 3(a) and on or before the sixth anniversary of the date hereof (the "Expiration Date"), all subject to the following terms and conditions. The Warrant shall have an exercise price of $_________ [the sum of (i) the current market price of the Common Stock as determined by the closing price of the common stock on the Nasdaq Stock Market on the day prior to the Issue Date; plus (ii) a 25% premium] (the "Exercise Price"). The Exercise Price for the Warrant shall be subject to adjustment from time to time as provided in Section 8 hereof.

         Section 1. Registration. The Company shall register the Warrant, upon records to be maintained by the Company for that purpose, in the name of the Holder. The Company may deem and treat the Holder as the absolute owner thereof for the purpose of any exercise thereof or any distribution to the holder thereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         THE WARRANT MAY NOT BE ASSIGNED, TRANSFERRED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE ENCUMBERED BY THE HOLDER THEREOF WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY; PROVIDED, HOWEVER, THAT THE WARRANT MAY BE TRANSFERRED TO AN AFFILIATE OF THE REGISTERED HOLDER WITHOUT THE WRITTEN CONSENT OF THE COMPANY. AN "AFFILIATE" OF ANY PERSON OR ENTITY MEANS ANY OTHER PERSON OR ENTITY DIRECTLY OR INDIRECTLY CONTROLLING, CONTROLLED BY OR UNDER DIRECT OR INDIRECT COMMON CONTROL WITH SUCH PERSON OR ENTITY.

         Section 2.  Registration of Transfers and Exchanges.

                 (a) Transfer of Warrant. The Company shall register a transfer permitted pursuant to Section 1 hereof of the Warrant upon records to be maintained by the Company for that purpose, upon surrender of this Warrant Certificate, with a form of assignment approved by the Company, to the Company at the office specified in or pursuant to Section 11. Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of this Warrant Certificate, evidencing the Warrant so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered holder thereof.

                 (b) Warrant Exchangeable for Different Denominations. This Warrant Certificate is exchangeable, upon the surrender hereof by the holder hereof at the office of the Company specified in or pursuant to the
Section 3(c) hereof, for new Warrant Certificates, in substantially the form of this Warrant Certificate, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder, each of such new Warrant Certificates to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by said holder hereof at the time of such surrender.

         Section 3.  Duration and Exercise of Warrant.

                 (a) The Warrant shall be exercisable by the Holder thereof on any business day during the five (5) year period commencing on the first anniversary of the Issue Date through and including the sixth anniversary of the Issue Date (the "Expiration Date"). At 5:00 P.M., St. Petersburg, Florida time, on the Expiration Date, the Warrant



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shall be and become void and of no value to the extent not exercised prior to such time.

                 (b) Subject to the provisions of this Warrant Certificate, including adjustments to the number of Warrant Shares issuable on the exercise of the Warrant and to the Exercise Price pursuant to Section 8 hereof, the Holder on or prior to the Expiration Date shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to such Holder) upon payment of the applicable Exercise Price for each Warrant Share to be so purchased, fully paid Warrant Shares which shall be non-assessable; provided, however, that the Exercise Price for Warrant Shares issuable upon exercise of such Warrant shall have been paid by the Holder of such Warrant.

                 (c) Subject to Sections 5, 10, and 11 hereof, upon surrender of this Warrant Certificate, with the Form of Election to Purchase attached hereto duly filled in and signed, to the Company at its office at 11800 30th Court North, St. Petersburg, Florida 33716, or at such other address as the Company may specify in writing to the Holder and upon payment of the applicable Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of the Warrant being exercised in lawful money of the United States of America, all as specified by the holder of the Warrant Certificate in the form of Election to Purchase, the Company shall promptly, but in no event later than 20 days after the date of exercise, issue and cause to be delivered to the Holder, and in the name of the Holder, a certificate for the Warrant Shares issued upon such exercise of such Warrant. The "Date of Exercise" of the Warrant means the date on which the Company shall have received (i) their Warrant Certificate, with the Form of Election to Purchase attached hereto appropriately filled in and duly signed, and (ii) payment of the applicable Exercise Price for such Warrant.

                 (d) The Warrant evidenced by this Warrant Certificate shall be exercisable, either as an entirety or, from time to time, in accordance with the terms hereof for part only of the number of Warrant Shares the Holder is entitled to purchase pursuant to this Warrant Certificate. If less than all of the Warrant Shares evidenced by this Warrant Certificate are exercised at any time, the Company shall issue, at its expense, a new Warrant Certificate, in substantially the form of this Warrant Certificate, for the remaining number of Warrant Shares evidenced by this Warrant Certificate.

         Section 4.  [Intentionally Omitted]

         Section 5. Payment of Taxes. The Company will pay all taxes attributable to the issuance of the Warrant and the Warrant Shares; provided, however, that the Company shall not be required to pay any tax in respect of the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares upon the exercise of the Warrant.




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         Section 6.  Mutilated or Missing Warrant Certificate.  If this Warrant
Certificate shall be mutilated, lost, stolen or destroyed upon request by the Holder the Company will issue, in exchange for and upon cancellation of the mutilated Warrant Certificate, or in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate, in substantially the form of this Warrant Certificate, of like tenor and representing the equivalent number of Warrant Shares but, in the case of loss, theft or destruction, only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of this Warrant Certificate and, if requested by the Company, indemnity also reasonably satisfactory to it.

         Section 7. Reservation, Listing and Issuance of Warrant Shares. (a) The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue shares of Common Stock upon the exercise of the Warrant, the number of shares of Common Stock deliverable upon exercise of the Warrant. The Company will, at its expense, use its best efforts to cause such shares of Common Stock issuable upon exercise of the Warrant to be listed (subject to issuance or notice of issuance of Warrant Shares) on all stock exchanges on which the Common Stock is listed not later than December 31, 1997 (the "Lapse Date") or the date on which the Common Stock is first listed on any such exchange, whichever is later.

                 (b) Before taking any action which could cause an adjustment pursuant to Section 8 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price as so adjusted Warrant Shares that are fully paid and non-assessable.

                 (c) The Company covenants that all shares of Common Stock issuable upon exercise of the Warrant will, upon issuance in accordance with the terms of this Warrant Certificate, be (i) duly authorized, fully paid and non-assessable and (ii) free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created by the Company.

         Section 8.  Adjustments of Price and Number of Warrant Shares.

                 (a) The Exercise Price of the Warrant shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of such Exercise Price pursuant to subsection (b), (c), (d) or (e) of this Section 8, the Holder shall thereafter, prior to the Expiration Date and subject to the limitations on exercise set forth in this Warrant Certificate, be entitled to purchase, at the Exercise Price resulting from such adjustment,



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the number of Warrant Shares obtained by multiplying the applicable Exercise
Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                 (b)      Adjustment of Price upon Issuance of Common Stock.
If and whenever after the Lapse Date and prior to the Expiration Date the Company shall issue or sell any shares of Common Stock for a consideration per share less than the Exercise Price of the Warrant in effect immediately prior to the time of such issue or sale, the Exercise Price for each such Warrant shall be reduced to the price (calculated to the nearest cent) determined by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing Exercise Price for such Warrant, and (2) the consideration, if any, received by the Company upon such issue or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issue or sale. No adjustment of any Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of, and together with, the next subsequent adjustment which together with any adjustment so carried forward shall amount to $.01 per share or more.

                 (c) For the purposes of subsection (b) of this Section, the following clauses shall also be applicable:

                          (i) Issuance of Rights or Options. In case at any time following the Lapse Date the Company shall grant any rights (other than the Warrant) to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock issuable upon the exchange of such right or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the then applicable Exercise Price of the Warrant in effect immediately prior to the time of the granting of such rights or options then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to be outstanding and to have issued for such price per share. Except as provided in clause (iii) of this




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         subsection, no further adjustment of the Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For the purposes of this clause (i), the price per share for which Common Stock issuable upon the exercise of any such rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options.

                          (ii) Issuance of Convertible Securities. In case the Company shall issue or sell any Convertible Securities after the Lapse Date, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Exercise Price for the Warrant in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (1) except as provided in clause (iii) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock or upon conversion or exchange of such Convertible Securities, and (2) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of any Exercise Price have been or are to be made pursuant to the provisions of this subsection (c), no further adjustment of any Exercise Price shall be made by reason of such issue or sale. For the purposes of this clause (ii), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (A) the total amount received or receivable by the Company as consideration for the issue or sale



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         of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                          (iii)   Change in Option Price or Conversion Rate.
         If the purchase price provided for in any rights or options referred to in clause (i) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or (ii) above, or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, shall change at any time following the Lapse Date (other than under or by reason of provisions designed to protect against dilution), then the Exercise Price for the Warrant in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price then in effect hereunder shall forthwith be increased to the Exercise Price which would have been in effect at that time of such expiration or termination had such right, option or Convertible Securities, to the extent outstanding, immediately prior to such expiration or termination never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding. If the purchase price provided for in any such right or option referred to in clause (i) above or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reasons of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Exercise Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such right, option or Convertible Security never been issued as to such Common Stock and had adjustments been made upon the issuance of the shares of Common Stock delivered as aforesaid, but only if as a result of such adjustment the Exercise Price then in effect hereunder is thereby decreased.

                          (iv) Stock Dividends. In case the Company shall declare a



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         dividend or make any other distribution upon any stock of the
         Company payable in Common Stock or Convertible Securities, any Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                          (v) Consideration for Stock. In case any share of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined, in good faith and in the exercise of reasonable business judgment, by the board of directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the board of directors of the Company of such portion of the assets and business of the non-surviving corporation as such board may determine to be attributable to such shares of Common Stock, Convertible Securities, rights or options, as the case may be.

                          (vi) Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or (B) to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such



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         other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                          (vii) Treasury Shares and Option or Conversion Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this subsection (c). For the purposes of subsection (b), the number of shares of Common Stock outstanding at any given time shall include all shares of Common Stock issuable upon the exercise of any right or option to purchase Common Stock exercisable as of the date of such determination and shares of Common Stock issuable upon the exercise of conversion or exchange rights of any Convertible Securities the holders of which have the right to exercise such conversion or exchange rights as of the date of such determination.

                          (x) Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of the Exercise Price of the Warrant in case of the issuance of shares of Common Stock upon the exercise of options or rights granted or provided or to be granted or provided under employee benefit plans or stock option plans established for the benefit of employees, consultants or members of the board of directors of the Company currently in effect or adopted by the Company after the Issue Date with the approval of the board of directors of the Company, and shall not be required to make any such adjustment upon the granting of any options or rights referred to above if and to the extent that issuance of the shares covered thereby is excepted by this clause.
         The Company shall not be required to make any adjustment of any Exercise Price in the case of the issuance of shares of Common Stock upon the exercise of any conversion rights by holders of any Convertible Securities outstanding on the Issue Date including any Series A Preferred Stock. The Company shall not be required to make any adjustment of any Exercise Price in the case of the issuance of any securities of the Company, on or prior to the Lapse Date. The Company shall not be required to make any adjustment of any Exercise Price in the case of the sale and issuance of Common Stock upon the exercise of the Warrant or upon conversion of any share of the Company's Series A Preferred Stock, Series B Preferred Stock or any security of the Company into which the Series B Preferred Stock may be converted.

                 (d) Adjustment for Certain Special Dividends. In case the Company




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shall declare a dividend upon the Common Stock payable otherwise than out of earnings or earned surplus, determined in accordance with generally accepted accounting principles, and otherwise than in Common Stock or Convertible Securities, the Exercise Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount per share of the Common Stock so declared as payable otherwise than out of earnings or earned surplus, as determined, reasonably and in good faith, by the board of directors of the Company. For the purposes of the foregoing a dividend other than in cash shall be considered payable out of earnings or earned surplus (other than reevaluation of paid-in-surplus) only to the extent that such earnings or earned surplus are charged an amount equal to the fair value of such dividend as determined, reasonably and in good faith, by the board of directors of the Company. Such reductions shall take effect as of the date on which a record is taken for the purpose of such dividend, or, if a record is not taken, the date as of which the holders of Common Stock of record entitled to such dividend are determined.

                 (e) Subdivisions or Combination of Stock. In case the Company shall at any time subdivide the outstanding shares of Common Stock into a greater number of shares, the numbers of shares of Common Stock purchasable shall be proportionately increased and the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, and the number of shares of Common Stock purchasable shall be proportionately reduced.

                 (f) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. In case the Company (i) consolidates with or merges into any other corporation and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other corporation to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other corporation, or (iv) effects a capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock, then, and in each such case, proper provision shall be made so that, upon the basis and upon the terms and in the manner provided in this subsection (f), the holder of this Warrant Certificate, upon the exercise of the Warrant at any time after the consummation of such consolidation, merger, transfer, reorganization or reclassification, shall be entitled to receive (at the aggregate Exercise Price in effect for all shares of Common Stock issuable upon such exercise of such Warrant immediately prior to such consummation as adjusted to the time of such



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transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised such Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 8).

                 (g) Notice of Adjustment. Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered holder of the Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based and evidence of the approval of the Company's independent public accountants.

                 (h)      Other Notices.  In case at any time:

                          (i) The Company shall declare any cash dividend on its Common Stock;

                          (ii) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                          (iii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                          (iv) The Company shall authorize the distribution to all holders of its Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common Stock);

                          (v) There shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation (other than a subsidiary of the Company in which the Company is the surviving or continuing corporation and no change occurs in the Company's Common Stock), or sale of all or substantially all of its assets to, another corporation;

                          (vi) There shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding


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         up of the Company; or

                          (vii) The Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise Price pursuant to subsection (i) of this Section 8;

then, in any one or more of said cases, the Company shall give written notice, addressed to the Holder at the address of such Holder as shown on the books of the Company, or (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such reorganization reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up or other action, as the case may be, shall take place. Such notice shall also specify (or if not then known, reasonably approximate) the date as of which the Holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

         Section 9. No Stock Rights. The Holder as such, shall not be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon the Holder the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or the right to receive dividends or subscription rights or otherwise, until the Date of Exercise of Warrant shall have occurred.

         Section 10.  Fractional Warrant and Fractional Warrant Shares.

                 (a) The Company shall be required to issue fractions of Warrants and to distribute Warrant Certificates which evidence fractional Warrants.

                 (b) The Company shall not be required to issue fractions of Warrant Shares upon exercise of the Warrant or to distribute certificates which evidence fractional Warrant Shares. If any fraction of a Warrant Share would, except for the provisions of this Section 10(b), be issuable on the exercise of the Warrant (or specified portion thereof), the Company shall pay to the holder an amount in cash equal to the Current Market Price for one share of Common Stock on the trading day immediately preceding the date the Warrant is presented for exercise, multiplied by such fraction. The Current Market Price of a share of Common Stock on any day means that the last reported sale price (or, if no sale price is reported, the average of the high and low bid prices) of the Common Stock of the Company on such day on the National Association of Securities Dealers, Inc. automated quotation system or as quoted by the National Quotation Bureau Incorporated, or if the Common Stock is listed on an exchange, on the principal exchange on which the Common Stock is listed. In the event no such quotation is available for any such day, the board of Directors of PSI shall, acting in good faith, determine the Current Market Price on the basis of such quotations as it considers appropriate.

         Section 11. Notices. All notices, request, demands and other communications relating to this Warrant Certificate shall (a) be in writing which shall include communications by facsimile, (b) be (i) sent by registered or certified mail, postage prepaid, return receipt requested, (ii) by facsimile or (iii) delivered by hand, and (c) be given at the following respective addresses and facsimile and the telephone number and to the attention of the following persons:

                 (i) If to the registered owner hereof, to it at the address, facsimile or telephone number furnished by the registered holder to the Company.

                 (ii)     If to the Company, to it at:

                          11800 30th Court North
                          St. Petersburg, Florida  33716
                          (813) 572-9300 - telephone
                          (813) 572-7637 - facsimile
                          Attention:  President

or at such other address or facsimile or telephone number or to the attention of such other person as the party to who such information pertains may hereafter specify in a notice to the others specifically captioned "Notice of Change of Address," and (d) be effective or deemed delivered or furnished (i) if given by mail, on the third business day after such communication is deposited in the mail addressed as above provided, (ii) if given by facsimile when such communication is transmitted to the appropriate number determined as above provided in this Section 11, and (iii) if given by hand delivery, when left at the address of the addressee addressed as above provided.

         Section 12. Binding Effect. This Warrant Certificate shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, and the registered holder or holders from time to time of the Warrant and Warrant Shares.

         Section 13. Survival of Rights and Duties. This Warrant Certificate shall terminate and be of no further force and effect on the earlier of 5:00 P.M., Eastern Standard Time, on the Expiration Date or the date on which the Warrant have been exercised, except that the provisions of Sections 4, 5, 7(c) and 11 hereof shall continue in full force and effect after such termination date.

         Section 14. Governing Law. This Warrant Certificate shall be construed in accordance with and governed by the laws of the State of Delaware.


     IN WITNESS WHEREOF, The Company has caused this Warrant Certificate to be executed under its corporate seal by its officers thereunto duly authorized as of the date hereof.

                                        Precision Systems, Inc.


                                        By:_____________________________________
                                        Its: President

                          FORM OF ELECTION TO PURCHASE

(To be Executed by the Holder if the Holder Desires to Exercise Warrants Evidenced by the Foregoing Warrant Certificate)

To Precision Systems, Inc.

     The undersigned hereby irrevocably elects to purchase _______ Warrant Shares pursuant to an exercise of the Warrant evidenced by the foregoing Warrant Certificate for, and to purchase thereunder, _________________ full shares of Common Stock issuable upon exercise of said Warrants and delivery of $__________ (in cash as provided for in the foregoing Warrant Certificate) and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.

The undersigned requests that certificates for such shares be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

______________________________________

_______________________________________________________________________
(Print Name)
_______________________________________________________________________
(Print Address)
_______________________________________________________________________


     If said number of Warrants shall not be all of the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to:

_______________________________________________________________________
(Please print name and address)
_______________________________________________________________________

_______________________________________________________________________

                                     Name of Holder
Date:  _______________, 19__         (Please Print):_______________________

                                     By:________________________________